SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 2, 2007

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California (Address of principal executive offices)	90401 (Zip Code)

310-857-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Section 8	Other Events

Item 8.01	Other Events.

Announcement of Financing Commitments

In connection with our previously reported $2.87 billion acquisition of properties from various entities controlled by Blackstone Real Estate Advisors (the “Acquisition”), Maguire Properties, L.P. (our “Operating Partnership”) received financing commitments for senior secured credit facilities (the “Senior Facilities”) and a commercial mortgage-backed security (“CMBS”) bridge facility (the “CMBS Bridge Facility,” and, together with the Senior Facilities, the “Commitments”) for an aggregate amount of up to $3.325 billion pursuant to a commitment letter and related documentation (the “Commitment Letter”) dated March 2, 2007 from Credit Suisse, Credit Suisse Securities (USA) LLC, Column Financial Inc., Lehman Brothers Inc., Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Merrill Lynch Capital Corporation, Merrill Lynch Mortgage Lending, Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated (together, the “Lenders”). We expect to use the net proceeds from borrowings under the Commitments to (i) fund the Acquisition, (ii) replace our existing corporate secured line of credit, (iii) pay transaction costs and (iv) for general corporate purposes. If the initial borrowing in respect of the Senior Facilities (such date of borrowing, the “Closing Date”) has not occurred on or before May 26, 2007, the Lenders’ commitment under the Commitment Letter will expire on May 26, 2007.

The financing under the Commitments is subject to several conditions precedent, including (a) completion by the Lenders of environmental due diligence on the properties involved in the Acquisition, (b) the absence of any material inconsistencies arising in relation to us or our subsidiaries or the Acquisition compared to information previously supplied to the Lenders, (c) the absence of any material adverse effect as such term is used in the purchase agreement relating to the Acquisition, (d) the lack of any competing issuances of debt financing or commercial bank or other credit facilities by us or any of our subsidiaries, (e) the negotiation and execution of definitive loan documentation, (f) the provision of a reasonably detailed business plan for certain of our subsidiaries, (g) compliance with the terms of the Commitment Letter and (h) other conditions precedent identified in the Commitment Letters, including appraisals and certain financial tests. The Senior Facilities shall be subject to conditions, covenants and defaults substantially similar to those in our existing credit facilities and usual for facilities and transactions of this type. The CMBS Bridge Facility shall be subject to the conditions in the Commitment Letter and to covenants and defaults usual and customary for transactions of this nature or as required by Credit Suisse for this financing. In addition, both the Senior Facilities and the CMBS Bridge Facility shall be subject to mandatory prepayment in certain instances, including the sale, disposition or refinancing of the properties secured by the financing under the Commitments.

The Senior Facilities are to be composed of (y) a term facility in an aggregate principal amount of up to $625 million (the “Term Facility”), maturing in five years and amortized in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the Term Facility during the first 4.75 years and payable in a single installment on the maturity date and (z) a revolving credit facility in an aggregate principal amount of up to $200 million (with an agreed upon amount available as letters of credit), maturing in four years. The Senior Facilities are to be guaranteed and subject to voluntary prepayments each in a manner consistent with our existing credit facilities.

The CMBS Bridge Facility in an aggregate principal amount of up to $2.5 billion is to be composed of a mortgage loan and/or a mezzanine loan, each maturing in 18 months with, at the applicable borrower’s option, two additional six-month extension periods. The CMBS Bridge Facility must be guaranteed by a person(s) acceptable to Lenders and may be voluntarily prepaid, in whole or in part, upon not less than 10 days’ prior written notice together with payment of a prepayment premium. In addition, the Lenders may elect to structure the loans under the CMBS Bridge Facility as fixed-rate loans with five-year maturities and no prepayment until three months prior to the respective maturity date. Under this fixed-rate structure, we may defease such loan in whole or in part with 30 days’ prior written notice, provided the defeasance occurs on a regularly schedule payment date and we deliver to Lenders non-callable U.S. Treasury Securities with similar payment schedules to the applicable loan through and including three months before the applicable maturity date. Within the later of 60 days after the Closing Date or 15 days after receiving notice of Lenders’ intent to securitize the loan as above, we may elect to convert this fixed-rate structure to the floating-rate structure on terms as described in the above paragraph.

In connection with this financing, Credit Suisse shall serve as sole lead arranger, and Credit Suisse, Lehman Brothers and Merrill Lynch & Co. shall serve as joint bookrunners. In addition, each of the joint bookrunners acted as financial advisors to us in association with the Acquisition.

Announcement of Expected Disposition of Assets

On March 5, 2007, we announced our intention to sell a total of 17 separate office projects in Southern California totaling 4.68 million square feet (the “Sale Portfolio”). We anticipate completing the disposition of the Sale Portfolio in the second quarter of 2007 for a sale price in excess of $2.0 billion. The net proceeds of this disposition are to be used to reduce debt, including any debt incurred through the Acquisition as described above.

The Sale Portfolio includes 11 office properties in Orange County, four office properties in Glendale, two office properties in San Diego and significant development opportunities. Eastdil Secured is acting as an advisor in this potential sale transaction.

Forward Looking Statements

The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” estimate,” “expect,” “intend,” “may,” “plan,” predict,” “project,” “will,” “continue” and other similar terms and phrases, including statements about the expected scope and timing of the acquisition and expectations as to timing, nature and terms of financing and other sources of funds. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: our inability to complete the financings contemplated by the Commitments or the Acquisition or the disposition of the Sale Portfolio on acceptable terms or at all; national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a real estate investment trust for federal income tax purposes and other risks and uncertainties associated with our business described in our filings with the Securities and Exchange Commission. The completion of the financing as contemplated by the Commitments and successful disposition of the Sale Portfolio is subject to numerous closing conditions, including but not limited to those listed in this Current Report, and there can be no assurances that the transactions as a whole, or portions of it, will be completed. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations, except as required by federal securities laws.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this current report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated as of March 5, 2007 regarding financing commitments.
99.2	Press Release dated as of March 5, 2007 regarding intention to dispose of assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Martin A. Griffiths
Martin A. Griffiths
Executive Vice President and
Chief Financial Officer

Dated: March 5, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 5, 2007 regarding financing commitments.
99.2	Press Release dated as of March 5, 2007 regarding intention to dispose of assets.